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MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
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                                                                   EXHIBIT 10.33

REDACTED

                AMMENDMENT TWO TO THE SUPPORT SERVICES AGREEMENT

          THIS AMENDMENT (the "Amendment"), dated as of August 1, 1997, is between Epson America, Inc. ("Epson") and Microdyne Corporation ("Microdyne"). This Amendment amends the Support Services Agreement which commenced effective April 1, 1996 (as amended by the Amendment One to the Support Services Agreement of January 20, 1997, the "Original Agreement").

                                    Recitals

    A. Under the Original Agreement, Microdyne has established the Watson Call Center, an off-site telephone support facility that handles excess Epson call load which Microdyne is unable to handle at Epson's site.

    B. Because of Epson's continuing, heavy call load, Microdyne intends to establish a new, larger off-site call center (the "New Center") and to move the Watson Call Center into the New Center.

    C. The parties wish to enter into an agreement establishing the terms of Microdyne's expanded off-site call support for Epson, and providing for the phase-in of that expanded support.

         NOW, THEREFORE, the parties agree as follows:

                                    Agreement

    1. Outsourced Telephone Technical Support. Under the terms of this Amendment, and in accordance with Microdyne's March 18, 1997 response (the "RFP Response") to Epson's RFP of February 17, 1997 (the "RFP"), Microdyne will provide outsourced telephone technical support service to Epson end users and other Epson customers as may be designated by Epson. The services will be phased in over two phases.

         1.1 In Phase 1, Microdyne will expand the Watson Call Center in order to handle increased call load from Epson. Phase 1 will commence on August 1, 1997 and continue until the start of Phase 2. As provided in Section 5 of this amendment, Epson will compensate Microdyne (confidentiality requested) from the start of Phase 1.

         1.2 In Phase 2, Microdyne will establish the New Center, and move the personnel and equipment from the Watson Call Center to the New Center. The commencement date for Phase 2 is September 2, 1997.

         Except as specifically stated otherwise in this Amendment, all the terms and conditions of this Amendment apply from August 1, 1997, across both phases.

    2.   Level of Support. Microdyne will supply Level One telephone support.
         In the future, Epson may wish to move to Microdyne's Level One/Level Two support. In that case, the parties will negotiate mutually satisfactory terms of the support, including billing rate, billing method and management metrics. Until terms are negotiated, the terms in this agreement will continue as provided in this agreement.

    3. Hours. Support will be provided from 6:00 AM to 8:00 PM, Pacific Time, Monday through Friday, and from 7:00 AM to 4:00 PM, Pacific Time, Saturday and Sunday. Epson may increase or decrease the hours of coverage over time. Epson will provide Microdyne with a written 14 day notice for changes in operating hours. Microdyne will not be required to provide support on holidays designated by Epson. For the remainder of 1997, the holidays are: Labor Day, Thanksgiving Day, Christmas Day and December 26. Holidays for subsequent years shall be communicated to Microdyne by January 10 of each calendar year. The first holiday in 1998 will be New Year's Day.


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    4.   Dedicated Personnel. Microdyne will provide adequate personnel to service the Epson business. Each representative who handles Epson business shall handle only Epson business. Each representative will speak English as his/her primary language. As stated in the RFP Response (Part B, Section Relevant Experience, Question 6), "If we have a service objective, once we reach that threshold, we will continue to focus the efforts of our 'Epson dedicated' staff to further improve the service level (and not balance their time in order to achieve some other customer's minimum target)."

    5. Cost. As detailed in Exhibit G (Pricing Table Worksheet) of the RFP Response, the only cost to Epson for Microdyne's off-site services will be a fixed price per agent connection minute (talk time). Microdyne billing to Epson will be based on queue-time service level. The queue-time service level Epson has selected (confidentiality requested). Epson will compensate Microdyne for the cost per talk minute for this Level One service (confidentiality requested). This rate shall be effective from August 1, 1997.

    6. Minimum Level of Calls. Epson will refer a (confidentiality requested) calls per month to Microdyne at the New Center. There will be a ramp up period where calls will be offered to match agent resources. It is anticipated that the New Center will be staffed to handle the (confidentiality requested) calls per month volume by November 1, 1997.

    7. Microdyne's-Costs. Microdyne will provide the facilities, telephone and data links to connect its facility to the Epson Connection at Epson's Madrona facility, equipment and staff sufficient to provide high quality technical support to Epson's customers, while meeting or exceeding the performance metrics specified herein. Microdyne will be solely responsible for all facility leasing costs, furniture, costs for telephone, network and computing equipment, software applications and associated licenses, the cost of T-l and data lines, all salaries, and all general administrative expenses required to operate the Microdyne off-site telephone support call centers. Epson will pay for the inbound per minute usage fees for Epson's toll free telephone numbers.

    8. Casepoint-System. Microdyne will totally integrate the Epson CBR2 Casepoint knowledge-base system and software at the New Center. Microdyne personnel will continue to participate in the Casepoint database development.

    9.   Reporting in General

         9.1 Microdyne will provide a greatly expanded reporting platform with the New Center. Also, reports will be available from several additional systems, including the VRU and Auto Quality/P&Q Review. Microdyne will not charge Epson for any additional reporting.

         9.2 Microdyne will provide Epson with access to the Rockwell InfoServer, an information gateway platform. The InfoServer has the ability to gather data from various systems and generate integrated reporting. Per the RFP Response (Part B, Page 3), depending on the integration limitations of the existing NEC ACD, Microdyne will actively explore the feasibility of utilizing the InfoServer to generate combined reports from the Epson systems and the Rockwell/VoiceTek platforms. If the NEC ACD platforms are open and the traffic data is available to the InfoServer, Microdyne will work closely with Epson to design the report package.

    10.  Measurement, Confirmation and Reporting of Customer Satisfaction.

         10.1 In response to Epson's request that Microdyne (a) monitor customer satisfaction, (b) maintain Epson's currently high level of customer satisfaction and (c) take corrective actions at the individual and program level when customer satisfaction levels do not meet Epson targets, Microdyne will implement a program to measure, confirm and report customer satisfaction. Reports will be made in a manner and frequency acceptable to Epson. This program will begin no later than 60 days after execution of this Amendment. Rather than create a separate and new measurement program, Epson suggests that Microdyne coordinate efforts with the existing Service 800, Inc. program.

         10.2 Microdyne will review its current monitoring program, and the Connection Stentor monitoring program (currently functioning in Canada), and make a recommendation to


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               Epson regarding the future of the Microdyne monitoring program.
               This recommendation will be made within 60 days of execution of this Amendment.

         10.3 Results of Microdyne's internal agent monitoring and quality program will be presented to Epson as follows:

               Weekly during the first four weeks after implementation of Phase I and Phase 2.

               Weekly for three weeks after each new hire and new product training session.

               Quarterly.

         10.4 Microdyne will track and report to Epson the number of hours of training each dedicated representative receives. Microdyne will also specify the skills required of a technician to effectively and efficiently provide support to Epson end users. Microdyne will report to Epson the percentage of agents not meeting these requirements on a monthly basis.

         10.5 Microdyne will provide Epson with employee turnover data. For support representatives and management (up to but excluding the call center site manager) this data will be tracked monthly, measured on an annualized basis, and presented to Epson monthly.

         10.6 Epson will provide product, procedure and Epson system training to Microdyne trainers. This train-the-trainer program will cover the ink-jet product family for the initial Phase 2 start-up. As new Epson products are released, Epson will provide product training to the Microdyne trainers. Epson will also provide one of each product for training and subsequent technical support.

    11. Disaster Plan. As described in the RFP Response (Part A, Section 4.2.2), Microdyne will present its multi-level disaster plan to Epson within 30 days of Phase 2 implementation.

    12.  Standards.

         12.1 In light of Epson's decision to work more closely with Microdyne, and its commitment to greatly increase Microdyne's call center business, it is Epson's desire that Microdyne pursue and obtain COPC-2000 Certification for its existing and New Center operations. Epson understands this certification process is currently under evaluation by Microdyne, and that Microdyne may elect to not follow through with the COPC certification. Nevertheless, Microdyne acknowledges that Epson will look to the COPC standards as one measure of Microdyne's performance, whether Microdyne pursues certification or not.

         12.2 Maintaining high levels of customer satisfaction requires Epson to carefully manage Microdyne. Epson's goal is to achieve superior customer satisfaction results. These results are produced by Microdyne people and processes. Epson management of Microdyne will focus on these four key areas:

               Performance Measurement, Processes, People, and Planning and Leadership.

               These areas were thoroughly addressed in the RFP. The commitments in the RFP Response in these areas will become part of the measurement criteria used to continually monitor and evaluate Microdyne's performance. Microdyne data presented to Epson relative to each area must be accurate, objective and valid. The data must be gathered at an appropriate frequency. This data must be used by Microdyne to make decisions, take action and produce results. This will help ensure that Microdyne delivers superior customer service and improved operational performance.

    13. Call Monitoring. As part of the on-going quality process, Epson will be provided with the capability of remotely and silently monitoring telephone calls. This monitoring will be conducted randomly and weekly. This spot checking is not intended to replace Microdyne's internal agent monitoring programs. Microdyne shall maintain the procedures required by Epson from time to time (including consents signed by Microdyne representatives and recorded notices to end user callers) for enabling this call monitoring.


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    14.  Performance Metrics. Microdyne will measure and report the following metrics at the intervals listed. These metrics and objectives will be reviewed quarterly and adjustments can be made with joint approval from Epson and Microdyne.

         14.1 Talk Time. Microdyne will measure Talk Time and strive to achieve and maintain the lowest possible talk time for Level One Inkjet and MAC calls, while balancing call quality, customer satisfaction and talk time. The following are talk time objectives for this Level One support. It is assumed Microdyne will require a two month ramp up period prior to achieving these targets:

               Average monthly Inkjet talk time of (confidentiality requested).

               Average monthly MAC talk time of (confidentiality requested).

         14.2  Abandonment Rate. Microdyne will measure the Abandonment Rate.

               The total abandonment rate is defined as the total number of calls dropped after being seized by the Microdyne ACD divided by the Total number of calls seized by the Microdyne ACD. This number will be reported as a percentage.

               Abandoned calls shall not exceed 10% of the total number of inbound calls seized by the Microdyne ACD in any given hour of operation.

               Abandoned calls shall not exceed 8% of the total number of inbound calls seized by the Microdyne ACD on any given day of operation.

               Abandoned calls shall not exceed 7% of the total number of inbound calls seized by the Microdyne ACD in any calendar month.

               Microdyne will also provide a monthly pareto analysis of the various points the calls abandon. This would be prior to menu selection, during menu selection, after menu selection, during the queue, after call is presented to agent.

         14.3 Busy Calls. Microdyne will provide a measurement of Percent of Calls Busy using an All Trunks Busy Measurement and a Blocked Call measurement.

               The All Trunks Busy measurement will be Total Time, in seconds, the Trunks are busy during business hours divided by the Total Time, in seconds, during the business day. This will be measured as a percentage each hour of operation and reported monthly by day.

               The Blocked Call measurement will be the number of calls prevented from connecting to the Microdyne ACD divided by the number of calls offered to the Microdyne ACD. This blockage will be measured hourly by day and reported weekly (Sunday - Saturday) and for each calendar month. It is understood that Microdyne will need to obtain these blocked call statistics from either MCI (the network provider), NEC (Epson's ACD vendor), Rockwell (Microdyne's ACD provider), or Microdyne's local exchange carrier.

         14.4  ASA. Microdyne will measure the Average Speed of Answer (ASA).

               The Speed of Answer is defined as the time, in seconds, for a caller to reach a live agent after the caller has navigated through an automated selection process. If there is no automated selection process, then the speed of answer would be the time, in seconds, from the call entering the Microdyne ACD to call being answered by a live agent.

               The Average Speed of Answer (ASA) would be the Total Speed of Answer Time, in seconds, for all Calls Handled by Live Agents divided by the Total Calls Handled by Live Agents.

         Microdyne will measure the ASA in half-hour increments.


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         The ASA data will be reported by hour, by day of week and by calendar month. The data will be delivered to Epson by 8:00 AM on the next business day following the close of the reporting period.

         The ASA distribution will also be measured and reported. The report will show the percentage of calls answered in 0-30 seconds, 31-90 seconds, 91-180 seconds, 181- 300, and 301- 480 seconds, and 481+
         seconds. This ASA distribution will be delivered to Epson at the end of each seven day week (Sunday - Saturday) and at the end of each calendar month.

         14.5 Transferred Calls In an effort to monitor First Call Resolution, Microdyne will measure and report transferred calls. Microdyne will analyze transferred calls, calls requiring callbacks, consultation calls, and any other calls requiring an action other than First Contact Resolution. A pareto analysis will be presented monthly for three months. During the fourth month Epson and Microdyne will agree upon and implement monthly call transfer objectives. These statistics will be tracked daily and weekly (Sunday - Saturday) and will be reported monthly.

         14.6 Logs. Microdyne will create a complete (as defined by Epson) call log for each call handled. The complete call log objective is 93%. This will be reported monthly.

         14.7 Inference-Usage,. Microdyne will track and measure Inference usage. For products supported (when a domain exists), usage objectives will be 83%. The Unresolved/Canceled objective will be 5%. The Resolved Cases objective will be 93%. These figures will be measured and reported weekly. EPSON will allow Microdyne to access this data through the EPSON Highway in order to prepare these statistical reports.

         14.8 ACD Statistics. Microdyne will provide Epson with a comprehensive set of ACD statistics on a daily, weekly and monthly basis. For Monday through Thursday of each week, daily statistics will be delivered to Epson by the close of business on the following business day. For Friday through Sunday, daily statistics and all weekly reports will be delivered by the close of business on the following Tuesday. Monthly reports will be delivered by the close of business on the second business day of the following month. The reports will include at the least, the following information:

                   Number  of calls offered
                   Number of calls handled
                   Number of abandoned calls
                   Percent of abandoned calls
                   Abandon call distribution
                   Average talk time
                   Total talk time
                   Average speed of answer
                   Average speed of answer distribution
                   Longest waiting call
                   Percent of all trunks busy
                   Percent of call blockage
                   First call resolution
                   Number of escalated calls
                   Percent of escalated calls
                   Call activity summary by product split
                   Transferred call reports
                   Outbound call activity
                   Service level
                   Call queue time
                   Distribution of queued calls

    15.  Miscellaneous

         15.1 Other Services. Epson may elect to outsource additional product support and services, in its


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               sole discretion. These include, but are not limited to:

               Other Epson product lines
               Fulfillment
               Ad reply
               Accessory sales
               End user surveys
               Other support methods

         15.2 Record Retention: Microdyne will retain such electronic data and records regarding customer calls as may reasonably be requested by Epson.

         15.3 Entire Agreement: This Amendment includes the entire agreement of the parties regarding the off-site telephone support service to be provided by Microdyne. Except as explicitly se,. forth in this Amendment, all of the provisions of the Original Agreement remain in full force and effect.

               IN WITNESS WHEREOF, this Amendment is executed in counterparts by duly authorized representatives, each of which counterpart shall be deemed an original.

         EPSON AMERICA, INC.                            MICRODYNE CORPORATION
         By: /s/ Richard D. Bulot                       By: /s/ Christopher Maginniss
         Name  Richard D. Bulot                         Name: Christopher Maginniss
         Title: Vice-President Services and Support     Title: President Support Services Division
         Date: August 1, 1997                           Date: July 31, 1997









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